Exhibit 99.2

April 27, 2011 First Quarter Results

Forward Looking Statements This conference call may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors" described in Rockwood’s Form 10-K filed with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Where to Find Materials/Archives A replay of the conference call will be available through May 11, 2011 at (800) 475-6701 in the U.S., access code: 197139, and internationally at (320) 365-3844, access code: 197139. The webcast and the materials will also be archived on our website at www.rocksp.com and are accessible by clicking on “Company News.”

Agenda First Quarter Highlights Financial Summary Summary Appendices Note: All ’11 and ’10 data, other than as noted, are for continuing operations only.

First Quarter Highlights

First Quarter Highlights Net sales of $914.0 mm - Up 17.4% versus prior year - Continued strong demand in almost all markets - Significant organic growth in Specialty Chemicals and Advanced Ceramics - Higher prices and product mix improvements in TiO2 Pigments Adjusted EBITDA(a) of $206.6 mm - Up 31.7% versus prior year from continuing operations Adjusted EBITDA(a) margin of 22.6% - Higher volumes, price increases and mix improvements more than offset raw material and other cost increases - Rockwood’s all-time high quarterly margin Adjusted EPS of $0.88 (a) - Increase versus prior year driven primarily by higher Adj. EBITDA, as well as lower interest expense from debt repayments and refinancing (a) Non-GAAP measure; see reconciliation in the appendix.

First Quarter Summary First Quarter % Change ($M) , except EPS Yr 2011 Yr 2010 Total Constant Currency (b) Continuing Operations: Net Sales 914.0 778.4 17.4% 17.4% Adjusted EBITDA (a) 206.6 156.9 31.7% 31.7% Adj. EBITDA Margin 22.6% 20.2% 2.4 ppt Net Income - as reported 63.3 32.3 96.0% EPS (Diluted) - as reported (c) 0.80 0.42 90.5% Net Income - as adjusted (d) 70.2 31.4 123.6% EPS (Diluted) - as adjusted (d) 0.88 0.41 114.6% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. (c) For the first quarter, Yr 2011 based on share count of 79,508; Yr 2010 based on share count of 77,058. (d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices.

Net Sales Growth First Quarter ($M) Net Sales % Change Yr 2011 Qtr 1 914.0 Yr 2010 Qtr 1 778.4 Change 135.6 17.4% Due to (Approx.): Pricing 61.6 7.9% Currency 0.4 0.1% Volume/Mix 73.6 9.5%

Results By Segment @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Q1 2011 Q1 2010 Total Constant Currency (b) Q1 2011 % Sales Q1 2010 % Sales Total Constant Currency (b) Specialty Chemicals 333.3 289.6 15.1% 14.2% 86.9 26.1% 73.8 25.5% 17.8% 17.2% Performance Additives 192.8 177.2 8.8% 8.2% 34.9 18.1% 29.5 16.6% 18.3% 17.6% Titanium Dioxide Pigments 226.6 181.1 25.1% 26.4% 54.7 24.1% 30.7 17.0% 78.2% 79.5% Advanced Ceramics 154.1 124.7 23.6% 24.2% 48.3 31.3% 37.0 29.7% 30.5% 31.1% Corporate and Other 7.2 5.8 24.1% 25.9% (18.2) (14.1) (29.1%) (29.1%) Total Rockwood - continuing operations $914.0 $778.4 17.4% 17.4% $206.6 22.6% $156.9 20.2% 31.7% 31.7% Discontinued Operations - AlphaGary 3.9 55.5 (93.0%) (93.0%) 0.2 5.1% 8.1 14.6% (97.5%) (97.5%) Total Rockwood $917.9 $833.9 10.1% 10.0% $206.8 22.5% $165.0 19.8% 25.3% 25.3% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Specialty Chemicals In the Fine Chemicals business, higher volumes of lithium products, as well as increased selling prices of metal sulfides products, were partially offset by higher raw material costs, particularly tin and antimony sulfide. In the Surface Treatment business, higher volumes in most markets, particularly in automotive and general industrial, as well as increased selling prices, were partially offset by higher selling, general and administrative costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2011 Yr 2010 Total Constant Currency (b) Yr 2011 Yr 2010 Total Constant Currency (b) First Quarter 333.3 289.6 15.1% 14.2% 86.9 73.8 17.8% 17.2% Adj. EBITDA Margin 26.1% 25.5% 0.6 ppt (a) (b)

Performance Additives Net sales were up from increased selling prices, as well as higher volumes of most applications, primarily in the Clay-based Additives and Color Pigments and Services businesses. Adjusted EBITDA was negatively impacted by higher raw material costs, particularly quaternary amine, copper and iron-oxide. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2011 Yr 2010 Total Constant Currency (b) Yr 2011 Yr 2010 Total Constant Currency (b) First Quarter 192.8 177.2 8.8% 8.2% 34.9 29.5 18.3% 17.6% Adj. EBITDA Margin 18.1% 16.6% 1.5 ppt (a) (b)

Titanium Dioxide Pigments Net sales and Adjusted EBITDA were up primarily from higher selling prices, as well as a favorable product mix. This was partially offset by higher production, raw material and energy costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2011 Yr 2010 Total Constant Currency (b) Yr 2011 Yr 2010 Total Constant Currency (b) First Quarter 226.6 181.1 25.1% 26.4% 54.7 30.7 78.2% 79.5% Adj. EBITDA Margin 24.1% 17.0% 7.1 ppt (a) (b)

Advanced Ceramics Net sales and Adjusted EBITDA were up from higher volumes in all product applications, primarily medical, as well as electronic and cutting tool applications, partially offset by higher maintenance and variable compensation costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2011 Yr 2010 Total Constant Currency (b) Yr 2011 Yr 2010 Total Constant Currency (b) First Quarter 154.1 124.7 23.6% 24.2% 48.3 37.0 30.5% 31.1% Adj. EBITDA Margin 31.3% 29.7% 1.6 ppt (a) (b)

Financial Summary

Income Statement - Reported ($M) First Quarter Yr 2011 Yr 2010 Net sales 914.0 778.4 Gross profit 321.1 255.9 Gross Profit % 35.1% 32.9% Operating Income 139.4 88.8 Operating income % 15.3% 11.4% Interest expense, net (a) (23.0) (41.8) Loss on early extinguishment/modification of debt (16.2) - Foreign exchange gain on financing activities, net 2.0 0.3 Other, net - 0.5 Income from continuing operations before taxes $102.2 $47.8 Income tax provision 28.8 15.7 Income from continuing operations $73.4 $32.1 Income from discontinued operations, net of tax (b) 0.2 4.6 Gain on sale of discontinued operations, net of tax (b) 114.5 - Net income $188.1 $36.7 Net (income) loss attributable to noncontrolling interest (10.1) 0.2 Net income attributable to Rockwood Holdings, Inc. $178.0 $36.9 Amounts attributable to Rockwood Holdings, Inc.: Income from continuing operations 63.3 32.3 Income from discontinued operations 114.7 4.6 Net income $178.0 $36.9 (a) Interest expense, net includes: Interest expense on debt, net (28.0) (42.3) Mark-to-market gains on interest rate swaps 6.3 2.1 Deferred financing costs (1.3) (1.6) Total $(23.0) $(41.8) (b) The results of the AlphaGary plastic compounding business sold in January 2011 have been accounted for as a discontinued operation for all periods presented.

Reconciliation of Net Income to Adjusted EBITDA ($M) Yr 2011 Yr 2010 Net income attributable to Rockwood Holdings, Inc. 178.0 36.9 Net income (loss) attributable to noncontrolling interest 10.1 (0.2) Net income 188.1 36.7 Income tax provision 28.8 15.7 Income from discontinued operations, net of tax (0.2) (4.6) Gain on sale of discontinued operations, net of tax (114.5) - Income from continuing operations before taxes 102.2 47.8 Interest expense, net 23.0 41.8 Depreciation and amortization 65.4 65.2 Sub-Total 190.6 154.8 Restructuring and other severance costs 1.0 0.4 Systems/organization establishment expenses 0.3 0.9 Acquisition and disposal costs 0.1 0.2 Loss on early extinguishment/modification of debt 16.2 - Asset write-downs and other 0.1 1.8 Foreign exchange gain on financing activities, net (2.0) (0.3) Other 0.3 (0.9) Adjusted EBITDA from continuing operations 206.6 156.9 Discontinued Operations - AlphaGary 0.2 8.1 Total Adjusted EBITDA $206.8 $165.0 First Quarter

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income ($M) Diluted EPS As reported $63.3 $0.80 Adjustments to expenses from continuing operations: Loss on early extinguishment/modification of debt 13.2 0.17 Restructuring and other severance costs 0.9 0.01 Systems/organization establishment expenses 0.2 - Other 0.3 - Subtotal 14.6 0.18 Adjustments to income from continuing operations: Mark-to-market swap gain (4.4) (0.06) Foreign exchange gain on financing activities, net (2.4) (0.03) Impact of tax related items (0.9) (0.01) Subtotal (7.7) (0.10) Total adjustments 6.9 0.08 As adjusted $70.2 $0.88 Weighted average number of diluted shares outstanding 79,508 (a) The tax effects of the adjustments are benefits of $3.8 million for the first quarter 2011, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. First Quarter 2011 (a)

Tax Provision Reconciliation – First Quarter 2011 ($M) Income (loss) from cont. ops. before taxes and noncontrolling interest Income tax provision (benefit) (a) Net loss (income) attributable to noncontrolling interest Income (loss) from continuing operations As reported $102.2 $28.8 $(10.1) $63.3 Adjustments to expenses from continuing operations: Loss on early extinguishment/modifications of debt 16.2 3.0 13.2 Restructuring and other severance costs 1.0 0.1 0.9 Systems/organization establishment expenses 0.3 0.1 0.2 Other 0.5 0.2 0.3 Adjustments to income from continuing operations: Mark-to-market swap gain (b) (6.3) (1.2) 0.7 (4.4) Foreign exchange gain on financing activities, net (c) (2.0) 0.4 (2.4) Impact of tax related items (d) - 0.9 (0.9) As adjusted $111.9 $32.3 $(9.4) $70.2 (b) MTM gain / loss in the US is not tax effected because of valuation allowances. First Quarter 2011 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (d) Represents an allocation of a tax benefit from discontinued operations to continuing operations due to the company's domestic valuation allowance pursuant to US GAAP rules. (c) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

Consolidated Net Debt Pro Forma December 31, 2010 Actual March 31, 2011 ($M) as reported as reported Covenant as reported Covenant Balance Sheet FX-Rate 1.34 1.34 1.33 1.42 1.32 LTM Adj EBITDA $667.9 $634.4 $643.0 $684.0 $692.0 Net Debt Rockwood Term Loans 1,259.9 850.0 850.0 850.0 850.0 TiO2 Venture Term Loan 294.4 294.4 292.0 311.5 291.1 Assumed Debt 71.9 71.9 65.3 72.6 64.4 Sr. Sub. Notes 2014 534.7 534.7 554.1 Total Debt $2,161.0 $1,751.1 $1,207.3 $1,788.2 $1,205.5 Cash (340.7) (203.8) (200.0) (199.1) (199.1) Net Debt $1,820.3 $1,547.2 $1,007.3 $1,589.1 $1,006.4 Net Debt / LTM Adj. EBITDA 2.73 x 2.44 x 2.32 x Covenant - as calculated 1.57 x 1.45 x - with full cash 1.56 x 1.45 x Covenant per Credit Agreement 2.75 x 2.75 x (a) Including proceeds of AlphaGary sale of $289 million, prepayment of $409 million of term debt and refinancing of $850 million of senior secured debt. (b) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses. (c) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc specifies maximum level of cash at $200 million and converts Euro denominated debt at average Euro-rate during LTM period. Actual December 31, 2010 (b) (b) (a) (c) (c)

Net Debt / LTM Adjusted EBITDA Note: Net Debt / LTM Adjusted EBITDA as per definition for covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc., but using total Cash. Covenant Calculation based on Senior Debt only not to exceed 2.75x Rockwood at 1.45x at Mar. 31 (using total Cash) 1,0 1,5 2,0 2,5 3,0 3,5 4,0 4,5 5,0 5,5 6,0 6,5 7,0 31-Dec-03 31-Mar-04 30-Jun-04 30-Sep-04 31-Dec-04 31-Mar-05 30-Jun-05 30-Sep-05 31-Dec-05 31-Mar-06 30-Jun-06 30-Sep-06 31-Dec-06 31-Mar-07 30-Jun-07 30-Sep-07 31-Dec-07 31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08 31-Mar-09 30-Jun-09 30-Sep-09 31-Dec-09 31-Mar-10 30-Jun-10 30-Sep-10 31-Dec-10 31-Mar-11 Total Net Debt (using total Cash) to LTM Adj. EBITDA Covenant Net Debt (using total Cash) to LTM Adj. EBITDA - - -

Free Cash Flow ($M) First Quarter 2011 Adjusted EBITDA $206.6 WC Change (a) (89.8) Cash Taxes (b) (23.1) Cash Interest (c) (28.0) Cash From Operating Activities (d) $65.7 CAPEX (e) (54.0) Free Cash Flow $11.7 (a) (b) Represents current portion of income tax provision. (c) Interest expense, net minus deferred financing costs and MTM of Swaps. (d) Excludes $16.0 million for the first quarter 2011 of special items and other, net. (e) CAPEX net of proceeds on sale of property, plant and equipment. Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures.

Appendices

Reconciliation of Net Income to Adjusted EBITDA ($M) Yr 2011 Yr 2010 Net income attributable to Rockwood Holdings, Inc. 178.0 36.9 Net income (loss) attributable to noncontrolling interest 10.1 (0.2) Net income 188.1 36.7 Income tax provision 28.8 15.7 Income from discontinued operations, net of tax (0.2) (4.6) Gain on sale of discontinued operations, net of tax (114.5) - Income from continuing operations before taxes 102.2 47.8 Interest expense, net 23.0 41.8 Depreciation and amortization 65.4 65.2 Restructuring and other severance costs 1.0 0.4 Systems/organization establishment expenses 0.3 0.9 Acquisition and disposal costs 0.1 0.2 Loss on early extinguishment/modification of debt 16.2 - Asset write-downs and other 0.1 1.8 Foreign exchange gain on financing activities, net (2.0) (0.3) Other 0.3 (0.9) Adjusted EBITDA from continuing operations 206.6 156.9 Discontinued Operations - AlphaGary 0.2 8.1 Total Adjusted EBITDA $206.8 $165.0 First Quarter

Reconciliation of Pre-Tax Income to Adjusted EBITDA - First Quarter

($M) First Quarter 2011	Specialty Chemicals	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Discontinued Operations - AlphaGary	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**49.0**	**15.1**	**38.7**	**24.8**	**-**	**(25.4)**	**102.2**
Interest expense, net	9.6	2.5	(1.1)	6.2	-	5.8	23.0
Depreciation and amortization	19.4	14.2	17.1	13.4	-	1.3	65.4
Restructuring and other severance costs	0.9	0.1	-	-	-	-	1.0
Systems/organization establishment expenses	0.1	0.2	-	-	-	-	0.3
Acquisition and disposal costs	0.1	-	-	-	-	-	0.1
Loss on early extinguishment/modifications of debt	7.7	1.7	-	4.0	-	2.8	16.2
Asset write-downs and other	0.1	-	-	-	-	-	0.1
Foreign exchange (gain) loss on financing activities, net	(0.1)	1.0	-	(0.1)	-	(2.8)	(2.0)
Other	0.1	0.1	-	-	-	0.1	0.3
Adjusted EBITDA - continuing operations	**$86.9**	**$34.9**	**$54.7**	**$48.3**	**-**	**$(18.2)**	**$206.6**
Discontinued Operations - AlphaGary	-	-	-	-	0.2	-	0.2
Total Adjusted EBITDA	**$86.9**	**$34.9**	**$54.7**	**$48.3**	**$0.2**	**$(18.2)**	**$206.8**

First Quarter 2010	Specialty Chemicals	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Discontinued Operations - AlphaGary	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**39.8**	**4.6**	**8.2**	**16.7**	**-**	**(21.5)**	**47.8**
Interest expense, net	16.4	7.7	4.6	8.2	-	4.9	41.8
Depreciation and amortization	18.6	14.7	17.7	12.6	-	1.6	65.2
Restructuring and other severance costs	0.1	0.2	-	-	-	0.1	0.4
Systems/organization establishment expenses	0.4	0.2	0.2	0.1	-	-	0.9
Acquisition and disposal costs	0.1	-	-	-	-	0.1	0.2
Asset write-downs and other	-	1.8	-	-	-	-	1.8
Foreign exchange (gain) loss on financing activities, net	(1.0)	0.1	-	(0.6)	-	1.2	(0.3)
Other	(0.6)	0.2	-	-	-	(0.5)	(0.9)
Adjusted EBITDA - continuing operations	**$73.8**	**$29.5**	**$30.7**	**$37.0**	**-**	**$(14.1)**	**$156.9**
Discontinued Operations - AlphaGary	-	-	-	-	8.1	-	8.1
Total Adjusted EBITDA	**$73.8**	**$29.5**	**$30.7**	**$37.0**	**$8.1**	**$(14.1)**	**$165.0**

04/27/2011

Rockwood Powered by Lithium

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Constant Currency Effect on Results – First Quarter

($M)	Change: First Quarter 2011 versus 2010			Constant Currency basis	
	Total Change in $	Total Change in %	Constant Currency Effect in $ (a)	Net Change in $	Net Change in %
Net Sales					
Specialty Chemicals	43.7	15.1	2.7	41.0	14.2
Performance Additives	15.6	8.8	1.0	14.6	8.2
Titanium Dioxide Pigments	45.5	25.1	(2.4)	47.9	26.4
Advanced Ceramics	29.4	23.6	(0.8)	30.2	24.2
Corporate and Other	1.4	24.1	(0.1)	1.5	25.9
Net Sales - cont. ops.	**$135.6**	**17.4 %**	**$0.4**	**$135.2**	**17.4 %**
Discontinued Operations. - AlphaGary	(51.6)	(93.0)	-	(51.6)	(93.0)
Total Net Sales	**$84.0**	**10.1 %**	**$0.4**	**$83.6**	**10.0 %**
Adjusted EBITDA					
Specialty Chemicals	13.1	17.8	0.4	12.7	17.2
Performance Additives	5.4	18.3	0.2	5.2	17.6
Titanium Dioxide Pigments	24.0	78.2	(0.4)	24.4	79.5
Advanced Ceramics	11.3	30.5	(0.2)	11.5	31.1
Corporate and Other	(4.1)	(29.1)	-	(4.1)	(29.1)
Adjusted EBITDA - cont. ops.	**$49.7**	**31.7 %**	-	**$49.7**	**31.7 %**
Discontinued Operations. - AlphaGary	(7.9)	(97.5)	-	(7.9)	(97.5)
Total Adjusted EBITDA	**$41.8**	**25.3 %**	-	**$41.8**	**25.3 %**

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

04/27/2011

Rockwood Powered by Lithium

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Reconciliation of Net Income/EPS – First Quarter 2010 Net Income ($M) Diluted EPS As reported $32.3 $0.42 Adjustments to expenses from continuing operations: Restructuring and other severance costs 0.3 0.01 Systems/organization establishment expenses 0.6 0.01 Asset write-downs 0.9 0.01 Other 0.3 - Subtotal 2.1 0.03 Adjustments to income from continuing operations: Mark-to-market swap gain (1.2) (0.02) Foreign exchange gain on financing activities, net (0.8) (0.01) Impact of tax related items (0.2) - Other (0.8) (0.01) Subtotal (3.0) (0.04) Total adjustments (0.9) (0.01) As adjusted $31.4 $0.41 Weighted average number of diluted shares outstanding 77,058 First Quarter 2010 (a) The tax effects of the adjustments are benefits of $0.2 million for the first quarter 2010, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation 2010 ($M) Income (loss) from cont. ops. before taxes and non- controlling interest Income tax provision (benefit) (a) Net income attributable to non- controlling interest Income from continuing operations As reported $47.8 $15.7 $0.2 $32.3 Adjustments to expenses from continuing operations: Restructuring and other severance costs 0.4 0.1 0.3 Systems/organization establishment expenses 0.9 0.2 (0.1) 0.6 Asset write-downs and other 1.8 - (0.9) 0.9 Other 0.2 (0.1) 0.3 Adjustments to income from continuing operations: Mark-to-market swap gain (b) (2.1) (0.6) 0.3 (1.2) Foreign exchange gain on financing activities, net (C) (0.3) 0.4 (0.1) (0.8) Impact of tax related items - 0.2 (0.2) Other (0.9) (0.1) (0.8) As adjusted $47.8 $15.8 $(0.6) $31.4 (b) MTM gain / loss in the US is not tax effected because of valuation allowances. (c) Tax provision on FX gains / losses is impacted by a permanent difference in a UK subsidiary. First Quarter 2010 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Reconciliation of Net Cash to Adjusted EBITDA First Quarter ($M) Yr 2011 Net cash provided by operating activities $49.7 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 104.3 Current portion of income tax provision 23.1 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 28.0 Restructuring and other severance costs 1.0 Systems/organization establishment expenses 0.3 Acquisition and disposal costs 0.1 Bad debt provision (0.2) Other 0.3 Adjusted EBITDA - continuing operations $206.6 Discontinued Operations - AlphaGary 0.2 Total Adjusted EBITDA $206.8